Exhibit 12


                        BLOUNT INTERNATIONAL, INC.
                  COMPUTATION OF FIXED RATIO OF EARNINGS
                             TO FIXED CHARGES
                              (In millions)


                              For the years ended the last day of February
                              --------------------------------------------
                                   1993    1994      1995        1996
                                   ----    ----      ----        ----
Income from
  continuing operations
  before income taxes ..........   $16.6   $33.9     $67.4        $83.7
Amortization
  of capitalized interest ......     0.1     0.1       0.1          0.1
Amortization of
  debt expense .................     0.5     0.4       0.5          0.3
Interest expense ...............    10.6    10.9      10.6         10.5
Interest portion
  of rentals ...................     1.8     1.9       1.7          2.1
                                   -------  -------   -------     -----
  Earnings available
    for fixed charges ..........   $29.6   $47.2     $80.3        $96.7
                                    =====  =====      =====       =====

Interest expense ...............   $10.6   $10.9     $10.6        $10.5
Amortization of
  capitalized interest .........     0.1     0.1      0.1           0.1
Amortization of
  debt expense .................     0.5     0.4      0.5           0.3
Capitalized
  interest .....................     0.6     0.1       -             -
Interest portion
  of rentals ...................     1.8     1.9      1.7           2.1
                                  ------- -------  -------       -------
    Fixed charges ..............   $13.6   $13.4    $12.9         $13.0
                                   =====    =====    =====        =====

    Ratio of earnings
    to fixed charges ...........     2.2x    3.5x     6.2x          7.4x




                              For the 10 For the 12
                                months     months       For the 9 months ended
                                ended      ended             September 30,
                               12/31/96    12/31/96(1)       1996        1997
                               --------    -----------       ----        -----
                                            (Unaudited)          (Unaudited)

Income from
  continuing operations
  before income taxes .........  $69.6        $85.4          $61.0      $64.6
Amortization
  of capitalized interest .....    0.1          0.1            0.1        0.1
Amortization of
  debt expense ................    0.2          0.3            0.2        0.2
Interest expense ..............    7.7          9.6            7.4        6.5
Interest portion
  of rentals ..................    1.7          2.0            1.5        1.5
                                -------       ------          -----      ----
  Earnings available
    for fixed charges .........  $79.3        $97.4          $70.2      $72.9
                                =======      =======         =====       =====

Interest expense ..............   $7.7         $9.6          $7.4        $6.5
Amortization of
  capitalized interest ........    0.1          0.1           0.1         0.1
Amortization of
  debt expense ................    0.2          0.3           0.2         0.2
Capitalized
  interest ....................     -           -              -            -
Interest portion
  of rentals ..................    1.7         2.0            1.5         1.5
                                ------         ----          -----      -------
    Fixed charges ............. $  9.7       $12.0          $ 9.2      $  8.3
                                ======       =====          =====       ======

    Ratio of earnings
    to fixed charges ..........    8.2x        8.1x           7.6x        8.8x





ProForma ratio of earnings to fixed charges
-------------------------------------------

                              For the 10     For the 12
                                months        months                For the
                                ended         ended              9 months ended
                               12/31/96(1)  12/31/96(1)             9/30/97
                               -----------  -----------       -----------------


Income from
  continuing operations
  before income taxes .........$70.8           $86.8                 $65.7
Amortization
  of capitalized interest .....  0.1             0.1                   0.1
Amortization of
  debt expense ................  0.2             0.2                   0.2
Interest expense ..............  6.6             8.2                   5.4
Interest portion
  of rentals ..................  1.7             2.0                   1.5
                                 ---             ---                   ---

  Earnings available
    for fixed charges .........$79.4            $97.3                 $72.9
                                ====             ====                  ====


Interest expense .............. $6.6             $8.2                  $5.4
Amortization of
  capitalized interest ........  0.1              0.1                   0.1
Amortization of
  debt expense ................  0.2              0.2                   0.2
Capitalized
  interest ....................  --               --                    --
Interest portion
  of rentals ..................  1.7              2.0                   1.5
                                 ---              ---                   ---

    Fixed charges ............. $8.6            $10.5                  $7.2
                                ====             ====                  ====


    Ratio of earnings
    to fixed charges ..........  9.3x             9.2x                 10.1x






--------------------------
(1) In April 1996, Blount changed its fiscal year from one ending on the last day of February to one ending on December 31. Unaudited financial data for the twelve months ended December 31, 1996 is also presented in the table above for comparative purposes only.